Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atlas Corp.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180895, 333-195571, 333-200639, 333-220176, 333-224288, 333-227597, 333-229312, 333-230524, 333-238178, and 333-254536) on Form F-3, (No. 333-254537) on Form F-4, (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and (Nos. 333-173207, 333-189493, 333-200640, 333-212230, 333-222216, and 333-239578) on Form S-8 of Atlas Corp. of our report dated March 30, 2021, with respect to the consolidated balance sheets of Seaspan Corporation as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, puttable preferred shares and shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 6-K dated March 30, 2021 of Atlas Corp.

Our report dated March 30, 2021 in connection with the consolidated financial statements refers to the adoption of Accounting Standards Update (“ASU”) 2017-04, “Simplifying the Test for Goodwill Impairment”, effective from January 1, 2020, and to the adoption of ASU 2016-02, “Leases”, effective from January 1, 2019.

/s/ KPMG LLP

Chartered Professional Accountants

March 30, 2021

Vancouver, Canada